UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

CARDCONNECT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36846	46-5380892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Continental Drive, Suite 300, King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 581-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On January 6, 2017, The NASDAQ Stock Market LLC (“Nasdaq”) notified CardConnect Corp. (the “Company”) that the Company’s common stock has been approved for continued listing on the NASDAQ Global Market.

On January 3, 2017, the Company notified Nasdaq that it does not intend to appeal the Staff’s determination that the Company’s warrants do not meet the minimum 400 round lot holder requirement as described in the Company’s Current Report on Form 8-K filed on November 4, 2016, the contents of which are incorporated herein by reference. On January 6, 2017, Nasdaq notified the Company that the Company’s warrants would be suspended from trading on January 6, 2017 and delisted upon completion of Nasdaq’s internal processes. As of January 6, 2017, the warrants trade on the OTC Pink market and the Company expects to apply to list the warrants on the OTCQX U.S. market.

Information Concerning Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “will,” “intend,” “expect,” “anticipate,” or similar expressions. These forward-looking statements are based on information available to the Company as of the date of this report and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including risks and uncertainties set forth in the Company’s reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDCONNECT CORP.

Dated: January 6, 2017	By:	/s/ Jeffrey Shanahan
	Name:	Jeffrey Shanahan
	Title:	Chief Executive Officer and President

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